UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 21, 2008

The Penn Traffic Company
(Exact name of registrant as specified in its charter)

Delaware	0-8858	25-0716800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 State Fair Boulevard Syracuse, New York	13221-4737
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:   (315) 453-7284

 (Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 21, 2008, pursuant to its previously announced Asset Purchase Agreement (the “Asset Purchase Agreement”), dated December 17, 2008, by and between The Penn Traffic Company (the “Company”), its wholly-owned subsidiary, Big M Supermarkets, Inc., and C&S Wholesale Grocers, Inc. (“C&S”), the Company completed the sale of its wholesale business segment to C&S for total consideration of approximately $43 million, subject to further adjustments to be made based on the number of cases of groceries and other merchandise sold by C&S to certain wholesale customers over the twelve (12) months following the completion of the sale.  A copy of the Asset Purchase Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 23, 2008.  On December 22, 2008, the Company issued a press release regarding the completion of the asset disposition, as well as the amendment of the Company’s credit facilities providing the necessary lenders’ consent to complete the transaction and pay down debt.  A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In connection with the above-described asset sale, the Company and C&S also entered into (i) a third party logistics agreement (the “Third Party Logistics Agreement”) pursuant to which the Company will continue to handle all transportation, warehousing and distribution services to the Company’s former wholesale accounts to or for the benefit of C&S and (ii) a transition services agreement (the “Transition Services Agreement”) whereby the Company will provide various support services to the wholesale accounts during a transition period.  Furthermore, C&S and the Company made certain modifications to the Amended and Restated Penn Traffic Company Supply Agreement, dated September 10, 2008, by and between the Company and C&S, pursuant to the First Amendment to Amended and Restated Penn Traffic Company Supply Agreement (the “First Amendment”), dated December 21, 2008, by and between the Company and C&S, in consideration of the above-described asset sale.

The foregoing summary is qualified in its entirety by reference to the following, each of which is incorporated herein by reference: (i) the Asset Purchase Agreement, (ii) the Third Party Logistics Agreement, a copy of which is filed as Exhibit 2.2 hereto, (iii) the Transition Services Agreement, a copy of which is filed as Exhibit 2.3 hereto, and (iv) the First Amendment, a copy of which is filed as Exhibit 2.4 hereto.

Item 9.01.  Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The following presents our unaudited pro forma financial information for the years ended February 2, 2008 and February 3, 2007, for the 41-week period ended January 28, 2006, and for the nine months ended November 1, 2008.  The pro forma statements of operations for the years ended February 2, 2008 and February 3, 2007 and for the 41-week period ended January 28, 2006, and for the interim nine-month period ended November 1, 2008, give effect to the disposition of the wholesale business segment as if it had occurred at April 17, 2005.  The unaudited pro forma balance sheet as of November 1, 2008, has been prepared as if the disposition of the wholesale business segment had occurred on that date.  A portion of the net proceeds from the transaction are to be used to repay long-term debt, as described in the "Use of Proceeds" section.  The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable as of the date of this report.

The unaudited pro forma condensed financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.  The Company is in the process of finalizing certain technical conclusions regarding the accounting for the transaction.  The unaudited pro forma condensed financial information and the accompanying notes should be read in conjunction with the Company’s historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008, and Quarterly Report on Form 10-Q for the quarter ended November 1, 2008.  Final true-ups for the assets transferred will be determined at a future date.

The Penn Traffic Company
Unaudited Condensed Pro Forma Statement of Operations
Year to Date Ended November 1, 2008
(In thousands, except share and per share data)

	The Penn Traffic	Proforma	Proforma
	Company	Adjustments	Consolidated

Revenues (a)	881,233	172,564	708,669

Cost and operating expenses:
Cost of sales (b)	655,768	162,284	493,484
Selling and administrative expenses (c)	239,280	3,927	235,353

Operating (loss) income	(13,815)	6,353	(20,168)

Interest expense (d)	6,743	2,601	4,142
Reorganization and other expenses	366		366

(Loss) income from continuing operations before
income taxes	(20,924)	3,752	(24,676)

Income tax expense (e)	386		386

(Loss) income from continuing operations	(21,310)	3,752	(25,062)

Net (loss) income per common share:
Basic	$(2.54)	$0.43	$(2.97)
Diluted	$(2.54)	$0.43	$(2.97)

Weighted average shares outstanding:
Basic	8,650,110		8,650,110
Diluted	8,650,110		8,650,110

The Penn Traffic Company
Unaudited Condensed Pro Forma Statement of Operations
Fiscal Year Ended February 2, 2008
(In thousands, except share and per share data)

	The Penn Traffic	Proforma	Proforma
	Company	Adjustments	Consolidated

Revenues (a)	1,219,541	210,046	1,009,495

Cost and operating expenses:
Cost of sales (b)	897,546	197,058	700,488
Selling and administrative expenses (c)	337,217	6,961	330,256

Operating (loss) income	(15,222)	6,027	(21,249)

Interest expense (d)	9,617	3,912	5,705
Reorganization and other expenses	5,365		5,365

(Loss) income from continuing operations before
income taxes	(30,204)	2,115	(32,319)

Income tax expense (e)	234		234

(Loss) income from continuing operations	(30,438)	2,115	(32,553)

Net (loss) income per common share:
Basic	$(3.59)	$0.25	$(3.84)
Diluted	$(3.59)	$0.25	$(3.84)

Weighted average shares outstanding:
Basic	8,501,323		8,501,323
Diluted	8,501,323		8,501,323

The Penn Traffic Company
Unaudited Condensed Pro Forma Statement of Operations
Fiscal Year Ended February 3, 2007
(In thousands, except share and per share data)

	The Penn Traffic	Proforma	Proforma
	Company	Adjustments	Consolidated

Revenues (a)	1,293,861	217,320	1,076,541

Cost and operating expenses:
Cost of sales (b)	965,095	205,624	759,471
Selling and administrative expenses (c)	345,524	8,077	337,447

Operating (loss) income	(16,758)	3,619	(20,377)

Interest expense (d)	9,357	3,114	6,243
Reorganization and other expenses	1,020		1,020

(Loss) income from continuing operations before
income taxes	(27,135)	505	(27,640)

Income tax expense (e)	228		228

(Loss) income from continuing operations	(27,363)	505	(27,868)

Net (loss) income per common share:
Basic	$(3.22)	$0.06	$(3.28)
Diluted	$(3.22)	$0.06	$(3.28)

Weighted average shares outstanding:
Basic	8,498,752		8,498,752
Diluted	8,498,752		8,498,752

The Penn Traffic Company
Unaudited Condensed Pro Forma Statement of Operations
Period from April 17, 2005 to January 28, 2006
(In thousands, except share and per share data)

	The Penn Traffic	Proforma	Proforma
	Company	Adjustments	Consolidated

Revenues (a)	1,003,673	171,907	831,766

Cost and operating expenses:
Cost of sales (b)	744,149	158,656	585,493
Selling and administrative expenses (c)	254,878	7,775	247,103

Operating income (loss)	4,646	5,476	(830)

Interest expense (d)	8,289	1,951	6,338
Reorganization and other expenses	1,023		1,023

(Loss) income from continuing operations before
income taxes	(4,666)	3,525	(8,191)

Income tax expense (e)	200		200

(Loss) income from continuing operations	(4,866)	3,525	(8,391)

Net (loss) income per common share:
Basic	$(0.57)	$0.41	$(0.99)
Diluted	$(0.57)	$0.41	$(0.99)

Weighted average shares outstanding:
Basic	8,498,752		8,498,752
Diluted	8,498,752		8,498,752

The Penn Traffic Company
Unaudited Condensed Pro Forma Balance Sheets
As of November 1, 2008
(in thousands)

	The Penn Traffic	Proforma	Proforma
	Company	Adjustments	Consolidated
ASSETS

Current assets:
Cash and cash equivalents (f)	$32,896	8,594	$41,490
Accounts and notes receivable, net (g)	30,274	(14,272)	16,002
Inventories	51,981		51,981
Prepaid expenses and other current assets (g)	6,662	(60)	6,602
Total current assets	121,813		116,075

Capital leases, net	7,457		7,457

Fixed assets, net	64,624		64,624

Total other assets	15,788	(119)	15,669
Total assets	$209,682		$203,825

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of obligations under capital leases	$1,493		$1,493
Current maturities of long-term debt (f)	48,365	(32,000)	16,365
Accounts payable (g) (h)	17,448	(1,649)	15,799
Other current liabilities (g) (i)	41,028	475	41,503
Accrued interest expense	503		503
Deferred income taxes	7,358		7,358
Liabilities subject to compromise	13		13
Total current liabilities	116,208		83,034

Total noncurrent liabilities	46,142		46,142
Total liabilities	162,350		129,176

Preferred and common stock	186		186
Capital in excess of par value	128,148		128,148
Deficit (g)	(95,769)	27,317	(68,452)
Accumulated other comprehensive income	14,767		14,767
Total stockholders’ equity	47,332		74,649

Total liabilities and stockholders’ equity	$209,682		$203,825

NOTES TO UNAUDITED CONDENSED PRO FORMA FINANCIAL INFORMATION

1. Use of Proceeds

A portion of the proceeds from this transaction, combined with the proceeds of previously-announced store sales, are expected to be used to pay down a majority of the Company’s outstanding debt, including a $17 million revolving line of credit and approximately $15 million of the Company’s $25 million supplemental real estate facility.  The remaining proceeds from the transaction will be invested into the ongoing operations of the Company, and/or used as collateral for the Company’s borrowing base.

2. Pro Forma Adjustments

The unaudited condensed pro forma statements of operations for all periods presented have been adjusted to exclude costs directly incurred by or attributable to the wholesale business segment. Certain allocable general and administrative expenses related primarily to technology, human resources, finance and facilities support for the wholesale business as well as corporate sales and marketing expenses are not included in the pro forma adjustments included in the unaudited condensed pro forma statements of operations.  The pro forma adjustments do not reflect any changes in accounting estimates may that result from the disposition of the wholesale business segment, including any impact on our prior assessments of discontinued operations reporting for stores closed in the past twelve months.

(a)	Amounts reflect revenues earned by the wholesale business segment for the periods presented.
(b)	Amounts reflect the cost of sales incurred, associated with the revenues earned, by the wholesale business segment for the periods presented.
(c)
Amounts reflect selling and administrative expenses incurred by the wholesale business segment for the periods presented, and excludes certain allocable administrative expenses, as described above, that the Company will continue to incur following the disposal.

(d)
Amounts reflect actual interest expense for the periods presented that are directly related to long-term debt assumed to have been paid with the proceeds of the transaction.  The long-term debt amounts assumed to have been repaid for purposes of the pro forma presentation are based on the amounts that the Company will actually pay off with the proceeds from the transaction.  The Company’s long-term debt carries a variable interest rate.  A 1/8% change in interest rates would have impacted our pro forma interest expense adjustment by approximately $40,000 based on the amount of debt assumed to have been repaid.

(e)
Represents certain state taxes that are based on the Company’s total equity.  After applying state apportionment and allocation percentages and the requisite state tax rates to the wholesale business segments’ portion of consolidated equity, the Company determined that pro forma adjustments to tax expense would not be significant.

(f)
Amount reflects net cash that the Company estimates it would have received as consideration for the wholesale business segment if the transaction was completed on November 1, 2008, based on the calculation contained within the Asset Purchase Agreement (approximately $41.9 million), less related assumed payments of debt of $32.0 million and assumed payment of wholesale accounts payable that were not assumed by C&S of $1.3 million.  The amount of net cash that the Company actually received on December 22, 2008, of $40.2 million, differs from the pro forma amount as of November 1, 2008, due to liquidation of accounts receivable in the intervening period, which reduced the final purchase price of the wholesale business segment.

(g)
Amounts reflect adjustments for the disposition of the assets and liabilities of the wholesale business segment as of November 1, 2008.  The pro forma adjustment amounts differ from the amounts actually recognized by the Company on December 21, 2008, when the disposition was completed, primarily do to the liquidation of accounts receivable in the intervening period.  Amounts other than accounts receivable differ by immaterial amounts, also due to normal account activity in the intervening period.

(h)	Pro forma adjustments to accounts payable consist of $0.3 million of liabilities assumed by C&S as well as $1.3 million of wholesale accounts payable that were not assumed by C&S.
(i)
Pro forma adjustments to other current liabilities consist of $0.3 million of liabilities assumed by C&S, offset by $0.8 million of deferred income related to a pre-payment by C&S for services to be rendered by Penn Traffic under the Transition Services Agreement described below.  This pre-payment was included in the actual consideration received by Penn Traffic upon completion of the transaction.

Note:
The pro forma adjustments under (b) and (c) above include certain expenses that, under the Transition Services Agreement and the Third Party Logistics Agreement, the Company will continue to incur subsequent to the transaction.  Under the Transition Services Agreement and the Third Party Logistics Agreement, the Company will continue to provide certain services to the wholesale business segment customers, and will be reimbursed by C&S for these costs.  The revenues expected to be generated from the Transition Services Agreement and Third Party Logistics Agreement have also been excluded from pro forma consolidated revenues.  Because the agreements are intended to be a reimbursement of the Company’s actual costs, it is expected that they would not have a significant impact on pro forma consolidated operating income / (loss).  The Company has determined that the continuing cash flows are not “direct” cash flows, as that term is defined within Emerging Issues Task Force Abstracts Issue No. 03-13.

(d)              Exhibits.

Exhibit No.	Exhibit
2.1	Asset Purchase Agreement (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on December 23, 2008)
2.2	Third Party Logistics Agreement
2.3	Transition Services Agreement
2.4	First Amendment
99.1	Press Release dated December 22, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

THE PENN TRAFFIC COMPANY
By: /s/ Daniel J. Mahoney Name: Daniel J. Mahoney Title: SVP, General Counsel

Dated:  December 29, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Asset Purchase Agreement (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on December 23, 2008)
2.2	Third Party Logistics Agreement
2.3	Transition Services Agreement
2.4	First Amendment
99.1	Press Release dated December 22, 2008